Exhibit 8.1

Significant Subsidiaries

The following is a list of our significant subsidiaries, including the name and country of incorporation or residence.  Each of our significant subsidiaries is wholly-owned.

Name of Subsidiary	Country of Incorporation or Residence
Nice Systems Australia PTY Ltd.	Australia
NICE Systems Technologies Brasil LTDA	Brazil
NICE Systems Canada Ltd.	Canada
Nice Systems China Ltd.	China
Nice Systems S.A.R.L.	France
NICE Systems GmbH	Germany
NICE APAC Ltd.	Hong Kong
NICE Systems Kft	Hungary
Nice Interactive Solutions India Private Ltd.	India
Nice Technologies Ltd.	Ireland
Actimize Ltd.	Israel
Nice Japan Ltd.	Japan
NICE Technologies Mexico S.R.L.	Mexico
CyberTech B.V.	Netherlands
IEX Corporation B.V.	Netherlands
Nice Systems (Singapore) Pte. Ltd.	Singapore
Nice Switzerland AG	Switzerland
Actimize UK Limited	United Kingdom
CyberTech UK Limited	United Kingdom
Fortent Limited	United Kingdom
Merced Systems Ltd.	United Kingdom
NICE Systems UK Ltd.	United Kingdom
Redkite Financial Markets Ltd.	United Kingdom
River Projects International Limited	United Kingdom
The Fizzback Group Ltd.	United Kingdom
Actimize Inc.	United States
Cybertech North America L.L.C.	United States
Merced Systems Inc.	United States
Nice Systems Inc.	United States
Nice Systems Latin America, Inc.	United States